EXHIBIT 99.1

PILGRIM'S PRIDE CORPORATION APPOINTS
WILLIAM K. SNYDER AS CHIEF RESTRUCTURING OFFICER

PITTSBURG, Texas, November 10, 2008 – Pilgrim's Pride Corporation (NYSE: PPC) today announced that it has appointed William K. Snyder, managing partner of CRG Partners Group, LLC in Dallas, as chief restructuring officer.  In this new position, Mr. Snyder will assist the company in capitalizing on cost reduction initiatives, developing restructuring plans and exploring opportunities to improve its long-term liquidity.  He will report to the board of directors of Pilgrim’s Pride or a committee of the board.

“William is a seasoned veteran with more than 25 years of experience in helping companies in a wide variety of industries – including foodservice, restaurants and retailing – realign their businesses to meet new challenges,” said Clint Rivers, president and chief executive officer.  “He will play an integral role in working with our outside advisors and lenders on a business and restructuring plan that addresses the financial and operational challenges currently facing Pilgrim’s Pride.”

About Pilgrim’s Pride
Pilgrim's Pride Corporation is the largest chicken company in the United States and Puerto Rico and the second-largest in Mexico. Pilgrim's Pride employs approximately 50,000 people and operates 35 chicken processing plants and 11 prepared-foods facilities. Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to anticipated hedging gains or losses and changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients and chicken; compliance with covenants in credit facilities in a volatile and adverse market; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of doing business to increase, cause us to change the way in which we do business, or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition  or realize the associated cost savings and operating synergies currently anticipated; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:     Gary Rhodes
Vice President, Corporate Communications & Investor Relations
(903) 434-1495